                                                                     EXHIBIT 3.1

(SEAL LOGO)                                   EXPEDITE THIS FORM: (SELECT ONE)
                                              ----------------------------------
                                              MAIL FORM TO ONE OF THE FOLLOWING:
                                              ----------------------------------
                                                         PO Box 1390
                                              [X]  Yes   Columbus, OH 43216
                                               *** REQUIRES AN ADDITIONAL FEE
                                                          OF $100 ***
                                              ----------------------------------
                                                          PO Box 1028
                                              [ ]  No     Columbus, OH 43216
                                              ----------------------------------

                       PRESCRIBED BY J. KENNETH BLACKWELL
                            Ohio Secretary of State
                          Central Ohio: (614) 466-3910
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)


www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

                           CERTIFICATE OF AMENDMENT BY
                            SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
--------------------------------------------------------------------------------
(1) Domestic for Profit PLEASE READ INSTRUCTIONS (2) Domestic Non-Profit
    [X] Amended         [ ] Amendment                [ ] Amended   [ ] Amendment
        (122-AMAP)          (125-AMDS)                  (126-AMAN)     (128-AMD)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation             DSW Inc.
                                ------------------------------------------------
Charter Number                  379756
                                ------------------------------------------------
Name of Officer                 Julia A. Davis
                                ------------------------------------------------
Title                           Secretary
                                ------------------------------------------------

[X] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[ ] A meeting of the  [ ] shareholders  [ ] directors (NON-PROFIT AMENDED
                                                      ARTICLES ONLY)

[ ] members was duly called and held on         __________________________
                                                         (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise _________% as the voting power of the corporation.

[X] In a writing signed by all of the  [X] shareholders  [ ] directors
                                                             (NON-PROFIT AMENDED
                                                             ARTICLES ONLY)

[ ] members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.
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                                  Page 1 of 2

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ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED.
IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST:  The name of the corporation is:   DSW Inc.
                                          --------------------------------------

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

        Columbus                                               Franklin
        ----------------------------------------------         -----------------
        (city, village or township)                            (county)

THIRD: The purposes of the corporation are as follows:


The purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.


FOURTH: The number of shares which the corporation is authorized to have outstanding is: 370,000,000(see attached)

                           (DOES NOT APPLY TO BOX (2))
--------------------------------------------------------------------------------

       REQUIRED                /s/ Julia A. Davis
Must be authenticated          -----------------------------      _________,2005
    (SIGNED) by an               Authorized Representative           Date
authorized representative
  (SEE INSTRUCTIONS)           Julia A. Davis
                               -----------------------------
                               (Print Name)

                               -----------------------------

                               -----------------------------

                               ______________________________    _______________
                               Authorized Representative             Date

                               -----------------------------
                               (Print Name)

                               -----------------------------

                               -----------------------------

                          ADDITIONAL PROVISIONS TO THE
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                    DSW INC.

          FOURTH (Cont'd): The number of shares which the corporation is authorized to have outstanding is the authorized number of shares of the corporation. One Hundred Seventy Million (170,000,000) of the authorized number of shares of the corporation shall be Class A Common Shares, without par value (the "Class A Common Shares"), One Hundred Million (100,000,000) shall be Class B Common Shares, without par value (the "Class B Common Shares"; and together with the Class A Common Shares, the "Common Shares"), and One Hundred Million (100,000,000) shall be preferred shares, without par value (the "Preferred Shares").

          Effective upon the filing of a Certificate of Amendment with the Office of the Secretary of State of Ohio certifying adoption of these Amended Articles of Incorporation by the sole shareholder, the issued and outstanding common shares of the corporation shall be changed into 27,702,667 Class B Common Shares.

          The designations, preferences, privileges and voting powers of shares of each class and the restrictions or qualifications thereof are as follows:

          Section 1. Common Shares. Except as specifically otherwise provided herein, the Class A and Class B Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (a) Voting Rights. The voting rights of the Common Shares shall be as follows:

          i. each outstanding Class A Common Share shall entitle the holder thereof to one (1) vote on each matter properly submitted to the shareholders, or to the holders of the Class A Common Shares, for their vote, consent, waiver, release or other action;


          ii. each outstanding Class B Common Share shall entitle the holder thereof to eight (8) votes on each matter properly submitted to the shareholders, or to the holders of the Class B Common Shares, for their vote, consent, waiver, release or other action; and


         iii. the holders of Class A Common Shares and Class B Common Shares shall vote as a single class upon all matters submitted to the shareholders of the corporation except as otherwise provided by law.

          (b) Dividend and Other Rights of Common Shares. Holders of Class A Common Shares and Class B Common Shares will share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Shares. The corporation shall not subdivide or combine any of the Common Shares, or pay any dividend or other distribution on any of the Common Shares, or accord any other payment, benefit or preference to any of the Common Shares, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all Common Shares. If dividends are declared that are payable in Common Shares, such dividends shall be payable in Class A Common Shares to holders of Class A Common Shares and in Class B Common Share to holders of Class B Common Shares.

          Section 2. Preferred Shares

          (a) The directors of the corporation are authorized to adopt amendments to the Articles of Incorporation in respect of any unissued Preferred Shares and thereby to fix or change, to the full extent now or hereafter permitted by Ohio law, the express terms of the Preferred Shares, or of any one or more series of the Preferred Shares, including without limitation, the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; redemption rights and price; liquidation rights, preferences and price; sinking fund requirements; voting rights; conversion rights; and restrictions on the issuance of shares of the same series or of any other class or series.

          (b) All shares of each series of the Preferred Shares shall be identical with each other in all respects.

          FIFTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase, subscribe for or otherwise acquire any shares of any class, now or hereafter authorized, or to purchase, subscribe or otherwise acquire for securities or other obligations convertible into or exchangeable for any such shares or which by warrants or otherwise entitle the holders thereof to purchase, subscribe for or otherwise acquire any such shares.

          SIXTH:

          Section 1. Authority of the Corporation to Deal in its Securities. The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) any shares issued by it, (ii) any security or other obligation of the corporation that confers upon the holder thereof the right to convert the same into shares authorized by the articles of the corporation, and (iii) any security or other obligation that confers upon the holder thereof the right to purchase shares authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, any shares issued by the corporation.

          Section 2. Limitation on Authority to Issue Class B Common Shares. The authority granted in this Article SIXTH shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with any shares or other securities issued by the corporation or authorized by its Articles. Notwithstanding the foregoing, to the extent that any of the Class B Common Shares are hereafter surrendered in exchange for Class A Common
Shares, the Class B Common Shares so surrendered shall be retired. Except in connection with a subdivision of, or dividend or other distribution on, the Class B Common Shares, the directors of the corporation shall not have the power to cause the corporation to reissue, sell, transfer or otherwise deal with such Class B Common Shares.


          SEVENTH:

          Section 1. Definitions. For purposes of this Article SEVENTH:

          (a) The "corporation" shall include all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which the corporation owns (directly or indirectly) fifty percent or more of the outstanding voting shares, voting power, partnership interests or similar ownership interests.

          (b) "RVI" means Retail Ventures, Inc., an Ohio corporation and, at the time this Certificate of Amendment is filed with the Secretary of State of Ohio, the sole shareholder of the corporation, and all successors to RVI by merger, consolidation or otherwise, and all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which RVI owns (directly or indirectly) fifty percent or more of the outstanding voting shares, voting power, partnership interests or similar ownership interests, but shall not include the corporation and its subsidiaries.

          (c) "SSC" means Schottenstein Stores Corporation, a Delaware corporation and, at the time this Certificate of Amendment is filed with the Secretary of State of Ohio, the controlling shareholder of RVI, and all successors to SSC by merger, consolidation or otherwise, and all subsidiary corporations and all partnerships, joint ventures, associations and other entities in which SSC owns (directly or indirectly) fifty percent or more of the outstanding voting shares, voting power, partnership interests or similar ownership interests, but shall not include the RVI and its subsidiaries or corporation and its subsidiaries.

          (c) "Family Trust" means one or more trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann S. Deshe, Lori Schottenstein, Geraldine Schottenstein, any of their respective spouses, children or lineal descendants, or any person controlled by any such trust or trusts.

          (d) "Related Entities" means SSC and its subsidiaries and RVI and its subsidiaries.

          (e) "Related Persons" means directors of the corporation and directors of one or more of the Related Entities and corporations, partnerships, associations or other organizations in which one or more of such directors has a financial interest.

          Section 2. Corporate Opportunity

          (a) In anticipation that RVI will remain a substantial shareholder of the corporation, SSC will remain a substantial shareholder of RVI and the Related Entities may engage in the same or similar activities or lines of business and have interests in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the corporation through its continued contractual, corporate and business relations with RVI and SSC (including services of officers and directors of RVI and SSC as officers and directors of the corporation), the provisions of this Section 2 are set forth to regulate and define the conduct of certain affairs of the corporation as they may involve the Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the corporation and its officers, directors and shareholders in connection therewith.

          (b) The Related Entities shall have the right to, and shall have no duty not to, (i) engage in the same or similar activities or lines of business as the corporation, (ii) do business with any supplier or customer of the corporation, and (iii) unless restricted by contract, employ or otherwise engage any officer or employee of the corporation, and the Related Entities nor any of their respective officers or directors (except as provided in Paragraph (c) of this Section 2) shall be liable to the corporation or its shareholders for breach of any fiduciary duty by reason of any such activities of the Related Entities or of such person's participation therein. In the event that a Related Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the corporation and such Related Entity, the Related Entity shall have no duty to communicate or offer such corporate opportunity to the corporation and shall not be liable to the corporation or its shareholders for breach of any fiduciary duty as a shareholder of the corporation by reason of the fact that it pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding such corporate opportunity to the corporation.

          (c) In the event that a director or officer of the corporation who is also a director or officer of a Related Entity acquires knowledge of a potential transaction or matter which may be corporate opportunity for both the corporation and such Related Entity, such director or officer of the corporation shall not be liable to the corporation or its shareholders by reason of the fact that the Related Entity pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the corporation, if such director or officer acts in a manner consistent with the following policy:

          i. a corporate opportunity offered to any person who is an officer of the corporation, and who is also a director but not an officer of a Related Entity, shall belong to the corporation, unless such opportunity is expressly offered to such person in writing solely in his capacity as a director of the a Related Entity, in which case such opportunity shall belong to such Related Entity;

          ii. a corporate opportunity offered to any person who is a director but not an officer of the corporation, and who is also a director or officer of a Related Entity, shall belong to the corporation only if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the corporation, and otherwise shall belong to the Related Entity; and;

          iii. a corporate opportunity offered to any person who is an officer, whether or not such person is also a director, of both the corporation and a Related Entity shall belong to the corporation only if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the corporation, and otherwise shall belong to the Related Entity.

          (d) For the purposes of this Section 2, a "corporate opportunity" shall include, but not be limited to, any business opportunity which the corporation is financially able to undertake, is, from its nature, in the line of the corporation's business and is of practical advantage to it, and is one in which the corporation has an interest or a reasonable expectancy, where the circumstances are such that the self-interest of the Related Entity or the officer or directors, as the case may be, would be brought into conflict with that of the corporation if the Related Entity should embrace the opportunity.

          (e) If any contract, agreement, arrangement or transaction between the corporation and a Related Entity involves a corporate opportunity and is approved in accordance with the procedures set forth in Section 3 of this Article SEVENTH, the Related Entity and its officers and directors shall be deemed to have fulfilled their fiduciary duties to the corporation and its shareholders with respect thereto under this Section 2. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any breach of any fiduciary duty, but shall be governed by the other provisions of this Section 2, these Articles and the code of regulations of the corporation (the "Regulations") and Chapter 1701 of the Ohio Revised Code.

          Section 3. Contract, Action or Transaction Not Voidable

          (a) In anticipation that (i) the corporation will have continued contractual, corporate and business relations with the Related Entities, and in anticipation that the corporation may enter into contracts or otherwise transact business with the Related Entities and that the corporation may derive benefits therefrom and (ii) the corporation may from time to time enter into contractual, corporate or business relations with one or more of the Related Persons have a financial interest, the provisions of this Section 3 are set forth to regulate and define certain contractual relations and other business relations of the corporation as they may involve Related Entities and Related Persons, and the powers, rights, duties and liabilities of the corporation and its officers, directors and shareholders in connection therewith. The provisions of this
Section 3 are in addition to, and not in limitation of, the provisions of Chapter 1701 of the Ohio Revised Code and the other provisions of these Articles of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Section 3 shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty, but shall be governed by the provisions of these Articles, the Regulations and Chapter 1701 of the Ohio Revised Code.

          (b) No contract, action or transaction (or any amendment, modification or termination thereof) between the corporation and one or more of the Related Entities or between the corporation and one or more of the Related Persons shall be void or voidable solely for the reason that any Related Entity or any Related Person are parties thereto, or solely because any Related Person is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such Related Person's votes are counted for such purpose, and the Related Entity or Related Person shall not be liable to the corporation or its shareholders by reason of entering into, performance or consummation of any such contraction, action, or transaction if:

          i. The material fact as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the Board of Directors or the committee thereof and the Board of Directors or committee thereof, in good faith reasonably justified by such facts, authorizes the contract, action, or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum of the directors or committee;

          ii. The material facts as to his or their relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract, action or transaction; or

          iii. The contract, action or transaction is fair as to the corporation as of the time it is authorized or approved by the Board of Directors, a committee of the Board of Directors, or the shareholders; provided, however, that nothing contained in this Section 2 shall limit or otherwise affect the liability of directors under Section 1701.95 of the Ohio Revised Code.

          (c) Directors of the corporation who are also directors or officers of any Related Entity or Related Person may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction.

          Section 4. The directors, by the affirmative vote of a majority of those in office, and irrespective of any financial or personal interest in any of them, shall have the authority to establish reasonable compensation, which may include pension, disability, and death benefits, for services to the corporation by directors and officers, or to delegate such authority to one or more officers or directors.

          Section 5. Any person or entity purchasing or otherwise acquiring any interest in shares of the corporation shall be deemed to have notice of and to have consented to the provisions of this Article SEVENTH.

          Section 6. This Article SEVENTH shall remain in effect so long as RVI, SSC and the Family Trusts (or any of them) shall hold (as a group) shares of the corporation entitled to ten percent (10%) or more of the combined voting power of all shares of the corporation regularly entitled to vote for the election of directors

          Section 7. Neither the alteration, amendment or repeal of this Article SEVENTH, nor the adoption of any provision inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH would accrue or arise, prior to such alteration, amendment, repeal or adoption.

          EIGHTH: None of the provisions of Section 1701.831 of the Ohio Revised Code relating to control share acquisitions, shall be applicable to this corporation.

          NINTH: None of the provisions of Chapter 1704 of the Ohio Revised Code relating to transactions affecting control shall be applicable to this corporation.

          TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds, or any other proportion (but less than all), of the voting power of the corporation or of any class or classes of shares thereof, for such purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation, or of such class or classes shall be required.

          ELEVENTH: Notwithstanding any provision of the Ohio Revised Code now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors.